Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate

As of 12/31/2022

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$29.7 Billion	10/02/1995	QREARX	0.77%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate–related investments. The remainder of its investments will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	QTD	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	-3.49%	8.19%	8.19%	8.14%	6.93%	7.41%	6.46%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on December 31, 2012 and redeemed on December 31, 2022.

— TIAA Real Estate Account $20,432



$26,500
$21,500
$16,500
$11,500
$6,500
$1,500
12/22
12/12
12/14
12/16
12/18
12/20
12/22

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 12/31/2022)	% of Real Estate Investments[3,4]
Industrial	28.3
Office	27.0
Apartment	26.8
Retail	12.3
Other	5.6

Properties by Region (As of 12/31/2022)	% of Real Estate Investments[3]
West	38.4
South	31.1
East	26.7
Midwest	3.7
Foreign	0.1

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

TIAA

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 12/31/2022 Continued on next page… Portfolio Composition (As of 12/31/22) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 62.0% Real Estate Joint Ventures 24.0% Marketable Securities - Other 6.8% Loans Receivable (Net Of Debt) 4.1% Real Estate Funds 3.0% Real Estate Operating Business 2.2% Other (Net Receivable/Liability) -2.1% Top 10 Holdings 5 (As of 12/31/22) % of Total Investments 6 Ontario Industrial Portfolio 3.6% Simpson Housing Portfolio 3.4% Fashion Show 2.6% 1001 Pennsylvania Avenue 2.0% The Florida Mall 2.0% Storage Portfolio II 1.8% Lincoln Centre 1.5% 701 Brickell Avenue 1.4% Great West Industrial Portfolio 1.4% 99 High Street 1.3% Total 21.0% Market Recap Economic Overview and Outlook Growth conditions are likely to remain subdued in most of the world’s largest economies in 2023, as policymakers continue to the confront the combination of high inflation, the resurgence of COVID- 19 in China, and fallout from the Russia/Ukraine conflict. The U.S. economy is estimated to have grown at a 2.6% pace quarter-over-quarter in Q4 2022, as year-over-year growth decelerated to a 2- year low of 0.9%. The U.S. is likely to continue to face headwinds in 2023 as the rapid tightening of monetary policy in 2022 has begun to affect key areas of the economy like housing and sales of durable goods. Manufacturing activity has also weakened over the past few months in the face of weaker domestic demand and slower global growth reducing the demand for U.S. exports. However, the U.S. still benefits from several tailwinds and may avoid a full-blown recession in 2023. High inflation has pressured U.S. consumers in recent quarters, forcing them to reduce savings and increase credit card debt, but consumers remain relatively well positioned thanks to significant savings, government stimulus in 2020 and 2021, and low debt burdens. Job growth remains generally healthy as the economy added 742,000 jobs in Q4 according to the Bureau of Labor Statistics, with unemployment remaining near historical lows at 3.5% at the end of 2022. The amount of job openings has moderated in recent months but there remain more openings than there are unemployed workers to fill them. This has put upward pressure on wage growth in the economy and will likely sustain consumer spending and help prevent a sharp downturn in the overall economy. While overall consumer spending remains solid, consumer preferences in the U.S. clearly began to normalize in 2022. After two years of rapid spending growth on tangible items, sales of goods have stalled in recent quarters in favor of spending on services. This rebalancing is likely to continue to in 2023 as part of a broader normalization in the U.S. and has implications for sector performance even in the absence of a recession. Much of the U.S. economic outlook hinges on U.S. monetary policy and the ability of the Federal Reserve to effectively curb inflation. The central bank voted to raise interest rates seven times throughout the course of 2022, increasing the effective federal funds rate by 4.25% in the process. Inflation as measured by the Consumer Price Index appears to have peaked in the middle of 2022 and has trended down steadily in recent months, but it remains well above the Federal Reserve’s target rate of inflation ~2%. The Fed remains committed to fighting inflation at any cost, and officials have explicitly stated that they are willing to endure a recession if necessary to prevent high inflation. Markets are currently pricing in more modest increases in early 2023 before small rate cuts toward the end of the year, but investors may not be fully acknowledging the Fed’s hawkish stance. Should inflation prove to be more stubborn than expected, interest rate policy will likely be more aggressive, with potential implications for growth. Regions outside of the U.S. also face significant growth challenges in 2023. The war between Russia and the Ukraine has had more noticeable effects in Europe which had depends more heavily on trade with Russia. As a result, Europe faced higher inflation than the U.S. throughout most of 2022, particularly for food and energy. The European Central Bank has followed a similar strategy as the U.S. Federal Reserve in response, raising interest rates to bring inflation down. This has sapped momentum from Eurozone growth and will likely keep economic growth subdued this year. However, while recession risks are clearly elevated, major Eurozone economies like Germany and France have displayed considerable resilience in recent months and, like the U.S., the Eurozone may avoid a recession altogether in 2023. In Asia, growth conditions have been affected over the past few quarters by a surge in COVID-19 cases in China. China has a adopted a zero-COVID approach to dealing with the pandemic throughout most of the pandemic, only loosening some of the tight protocols at the end of 2022. In addition, China has experienced a significant downturn in its real estate sector, which had been an important engine for growth in recent years. As a result, growth slowed to 2.9% year-over-year in Q4 2022, which marks its second slowest pace of growth in over 40 years. This slower pace has hurt growth in many of China’s key trading partners in the region by reducing the demand for consumer goods, energy, food, and other imports. Early signs point to some stabilization in the Chinese economy as it moves away from its tight COVID policies, but we expect that growth in the region will be challenged given the broader global economic backdrop. Real Estate Market Conditions and Outlook Real estate in the United States has generally performed well since the onset of the COVID-19 pandemic, particularly in the apartment and industrial sectors which have produced impressive returns over the last few years. Low vacancies and high rental growth have translated into healthy net operating income growth in these sectors and remained a key portfolio diversifier last year during a time when many other assets classes performed poorly. However, rising interest rates have put upward pressure on cap rates across all real estate sectors in recent quarters and reduced transaction volume in the second half of 2022. According to Real Capital Analytics, sales of commercial properties fell 62% in the fourth quarter of 2022, putting downward pressure on pricing and leading to negative appreciation in commercial real estate. Traditional office remains a challenging sector within commercial real estate, due to structural

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 12/31/2022 Continued on next page… shifts in working patterns as a result of the pandemic. Employers have continued to struggle to bring workers back into the office, which has led to high vacancies and relatively low tenant demand. Alternatives in the office sector like medical and life sciences offices have proven to be more attractive options, driven by favorable underlying demographics. The retail sector overall likely faces some challenges from a weakening macroeconomy, but neighborhood, community, and strip centers (particularly grocery-anchored) have historically been resilient in the cyclical movements in the broader economy. We expect that fundamentals in this area of retail will remain strong, with low vacancy, healthy demand, and limited supply growth. In addition, because retail already went through a period of repricing in 2020, values have been comparatively less sensitive to the recent rise in interest rates in 2022. As a result, we continue to see good value in retail investments in 2023. Multifamily conditions remain generally strong, but the surge in apartment demand in 2021 and weakening economic conditions have curbed demand for multifamily in the past couple of quarters. In addition, several markets face a significant increase in supply over the next couple of years, as projects that have been under construction hit the market. This particularly true in many of the Sun Belt markets, which had seen rapidly rising rents and surging demand and may experience a similar jump in vacancy as demand cools and supply increases. In the industrial sector, fundamentals remain generally strong at the start of 2023, with vacancy rates near historic lows and double-digit rent growth year-over-year. Industrial demand is likely to be affected by slowing economic conditions, particularly in housing and goods demand, but the sector still benefits from structural tailwinds from inventory rebuilding and the shift towards e-commerce. Like the multifamily sector, several markets in industrial face an impending increase in supply in 2023 and 2024, but overall the sector is likely to experience above-average rental growth and below average vacancy even as the economy slows. However, capital markets in industrial have been sensitive to rising interest rates, and valuations have been noticeably pressured over the past few months. The Account returned -3.49% in the fourth quarter of 2022 and 8.19% since December 31, 2021. Favorable borrowing costs in early 2022 were a dominant contributor to appreciation within the industrial, self-storage, and apartment sectors in the first half of the year. However, as borrowing costs increased in response to high inflation, property values have begun to adjust downward. The fourth quarter net return was negative for the first time since September 30, 2020 and reflects the impact of these broader economic conditions. Despite market headwinds, the Account remains focused on improving portfolio diversification by reducing exposure to lower-growth assets and acquiring assets with higher growth prospects and economic resiliency. The Account was less active from a transaction standpoint in 2022 due to the ongoing market volatility and will closely monitor market conditions to determine the most prudent timing for potential acquisitions and dispositions during 2023. Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment. 6Real estate fair value is presented gross of debt. Investments in joint ventures are represented at net equity value. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of December 31, 2022, the debt had a fair value of $373.5 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of December 31, 2022, the debt had a fair value of $417.5 million. 1001 Pennsylvania Avenue is presented gross of debt. As of December 31, 2022, the debt had a fair value of $301.2 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of December 31, 2022, the debt had a fair value of $297 million. Storage Portfolio II is held in a joint venture with Extra Space Properties 134, LLC, in which the Account holds a 90% interest, and is presented gross of debt. As of December 31, 2022, the debt had a fair value of $160.2 million. 701 Brickell Avenue is presented gross of debt. As of December 31, 2022, the debt had a fair value of $165.1 million. 99 High Street is presented gross of debt. As of December 31, 2022, the debt had a fair value of $242.5 million. Real estate investment portfolio turnover rate for the Account was 5.6% as of 12/31/2022. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 4.7% as of 12/31/2022. Marketable securities portfolio turnover rate is calculated by

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 12/31/2022 Continued on next page… dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period. Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates. This material is for informational or educational purposes only and does not constitute investment advice under ERISA, a securities recommendation under federal securities laws, or an insurance product recommendation under state insurance laws or regulations. This material is intended to provide you with information to help you make informed decisions. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures. TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products. Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value. THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161. A Note About Risks In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests. The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus. ©2023 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017 2664960